SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Preferred Income Fund  -- Class A Shares
Fiscal period ending:  November 30, 1997
Inception date (if less than 10 years of performance):

TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,067    $1,465       $2,307

T   =  Average Annual
       Total Return               6.67%      7.94%      8.72%*

              *Life of fund, if less than 10 years
YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends   $638,555

Expenses            $70,488

Reimbursement       $0

Average shares      12,752,963

NAV                 $9.02

Sales Charge             3.25%

POP                 $9.30

Yield at POP             5.80%
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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Preferred Income Fund   -- Class M Shares
Fiscal period ending:  November 30, 1997
Inception date (if less than 10 years of performance): April 20,
1995

TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      $1,000    $1,000

ERV =  Ending Redeemable Value   $1,076      $1,456    $2,264

T   =  Average Annual
       Total Return               7.62%      7.80%     8.51%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends   $43,658

Expenses            $6,420

Reimbursement       $0

Average shares      873,574

NAV                 $9.00

Sales Charge             2.00%

POP                 9.18

Yield at POP             5.64%